Exhibit 10.30

TECHNOLOGY TRANSFER AGREEMENT

THIS TECHNOLOGY TRANSFER AGREEMENT (the “Agreement”) is made and entered into as of the 5th day of August, 2020 (the “Effective Date”), by and between COVISTAT, INC., a Delaware corporation (“Covistat”), MUCOKlNETlCA, LTD, a private limited company of England and Wales (“Mucokinetica”), RODERICK HALL (“Hall’’) and PETER COLE (“Cole”) (collectively, Covistat, Mucokinetica, Hall and Cole are sometimes collectively referred to as the “parties” and each individually as a “party”).

WHEREAS, Hall and Cole are the founders, directors and majority shareholders of Mucokinetica;

WHEREAS, Mucokinetica has developed and owns certain proprietary technology for the treatment of respiratory disease and including the Mucokinetica Patents and Mucokinetica Technology;

WHEREAS, Covistat desires to pursue the commercial development of the Mucokinetica Patents and Mucokinetica Technology for use in Covistat’s Nafamostat Program; and

WHEREAS, Covistat desires to obtain, and Mucokinetica is willing to assign to Covistat, its right, title and interest, on a worldwide basis, in and to the Mucokinetica Patents and Mucokinetica Technology;

NOW, THEREFORE, in consideration of the premises above, the mutual promises contained herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Affiliate” means any entity that directly or indirectly Owns, is Owned by or is under common Ownership, with a party to this Agreement, where “Owns” or “Ownership” means direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.

1.2 “Mucokinetica Materials” means various reagents, samples and other tangible materials relating to the Mucokinetica Technology, which have been, or will be transferred to Covistat, a compilation of which has previously been provided to Covistat.

1.3 “Mucokinetica Patent(s)” means (a) the patents and patent applications listed on Exhibit A including all foreign patents and patent applications, whether now existing or hereafter filed, corresponding to the patents and patent applications under clause (a); (b) any provisionals, substitutions, divisionals, reissues, reexaminations, renewals, continuations, continuations-in-part, substitute applications and inventors’ certificates arising from, or based upon, any of the foregoing patents or patent applications; and (c) any patents issuing from any of the foregoing patent applications.

1.4 “Mucokinetica Technology” means the Mucokinetica Materials and the modifications, improvements, know-how, trade secrets, data, information and materials relating to the Technology, which have been, or will be transferred to Covistat, a compilation of which has previously been provided to Covistat.

1.5 “Nafamostat Program” means research, development and related activities targeting inhaled Nafamostat.

1.6 “Shares” shall mean the shares of Covistat capital stock to be issued to Mucokinetica pursuant to Article 4.

1.7 “Third Party” means any entity that is not a party nor an Affiliate of a party.

1.8 “Transferred Assets” means, collectively, the Mucokinetica Patents and the Mucokinetica Technology.

ARTICLE 2

ASSIGNMENT OF RIGHTS

2.1 Assignment of Patent Rights. Mucokinetica hereby sells and assigns to Covistat all of its right, title and interest in and to the Mucokinetica Patents. Mucokinetica further agrees to promptly execute, upon each request by Covistat, assignment and other documents, testify and take other acts at Covistat’s expense and as reasonably requested by Covistat, in order to apply for and obtain, in Covistat’s name and for its benefit, patents, trade secrets and other intellectual property rights throughout the world related to the Mucokinetica Patents and to transfer, effect, confirm, perfect, record, preserve, protect and enforce all rights, title and interests transferred hereunder. Mucokinetica hereby further sells and assigns to Covistat its rights to enforce the Mucokinetica Patents for any infringement occurring prior to the Effective Date.

2.2 Assignment of Mucokinetica Technology. Mucokinetica hereby sells and assigns to Covistat all of its right, title and interest in and to the Mucokinetica Technology. Following such assignment, Covistat shall have the right to practice the Mucokinetica Technology without restriction. Mucokinetica hereby further sells and assigns to Covistat its rights to enforce any misappropriation of Mucokinetica Technology occurring prior to the Effective Date.

2.3 Diligence.

(a) Covistat shall use commercially reasonable efforts to enforce, defend, prosecute, and maintain the Mucokinetica Patents and to enforce the Mucokinetica Technology.

(b) In addition to the requirements specified in this Agreement, Covistat shall use commercially reasonable efforts to proceed with the research, development, manufacture, and sale of products under the Nafamostat Program, and the development and other commercial exploitation of the Mucokinetica Patents and Mucokinetica Technology in connection therewith; provided, however, that all such efforts shall be subject to Covistat’s ability to secure necessary funding to carry out such efforts.

ARTICLE 3

DELIVERY OF MUCOKINETICA TECHNOLOGY

3.1 Technology Delivery. Promptly after the Effective Date, Mucokinetica shall deliver and transfer possession and ownership to Covistat of all tangible manifestations of the Mucokinetica Patents (as listed in Exhibit A) and the Mucokinetica Technology (as listed in Exhibit B). Mucokinetica shall complete the delivery of the Mucokinetica Technology to Covistat within fifteen (15) days of the Effective Date.

3.2 Completion of Technology Delivery. Covistat will deem the delivery of Mucokinetica Technology complete when it has verified receipt of all materials and information listed in Appendix B, which in no event shall be later than ten (10) days after initial delivery of all of the items listed in Exhibit B. Covistat agrees that in the event that Covistat identifies any materials or information that are not included in such initial delivery, Covistat will promptly notify Mucokinetica of such omission. Mucokinetica agrees that in the event it receives any such notification, it will use its commercially reasonable efforts to promptly deliver such identified omitted materials or information to Covistat.

ARTICLE 4

CONSIDERATION

Upon execution of this Agreement, Covistat shall issue to Mucokinetica, one thousand (1,000) shares of Covistat common stock, in consideration for the rights to the Mucokinetica Patents and the Mucokinetica Technology.

ARTICLE 5

OTHER COVENANTS

5.1 Appointment to Scientific Advisory Board. On the Effective Date, Covistat shall appoint Hall and Cole to Covistat’s Scientific Advisory Board and Hall and Cole shall agree to serve on same.

5.2 Consulting Agreement. On the Effective Date, Covistat shall enter into a Consulting Agreement, in the form attached hereto as Exhibit C, with each of Hall and Cole, and Hall and Cole will each enter into such Consulting Agreement.

5.3 Resale of Transferred Assets. Covistat will not transfer the Transferred Assets to a party not controlled by Covistat unless Mucokinetica consents to such transfer in writing. Notwithstanding the foregoing, in the event of a proposed sale of Covistat or a proposed sale of substantially all of the assets of Covistat, (a) if such proposed sale is proposed to close on or after three years from the date hereof, no consent of Mucokinetica shall be required; and (b) if such proposed sale is proposed to close prior to three years from the date of this Agreement, then (i) such proposed sale shall exclude the Transferred Assets unless the proposed sale is approved by Mucokinetica, and (ii) if Mucokinetica does not approve such proposed sale, as a condition of closing such proposed sale, Covistat shall convey the Transferred Assets back to Mucokinetica and Mucokinetica shall return to Covistat the Shares issued pursuant to Article 4.

ARTICLE 6

PATENT PROSECUTION AND MAINTENANCE

6.1 Patent Prosecution. Covistat shall have the sole right to prosecute and maintain patents and applications included in the Mucokinetica Patents.

6.2 Patent Maintenance. Covistat shall have the sole right to maintain and enforce any issued Mucokinetica Patents at Covistat’s own expense.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

7.1 Mucokinetica Representations and Warranties. Mucokinetica hereby represents and warrants to Covistat as follows:

(a) Technology Ownership. (i) Mucokinetica owns all right, title and interest in and to the Mucokinetica Patents and Mucokinetica Technology listed on Exhibits A and B; (ii) it has not granted any license under the Mucokinetica Patents and is under no obligation to grant any such license to any Third Party, (iii) there are no outstanding liens, encumbrances, agreements or understandings of any kind, either written, oral or implied, regarding the Mucokinetica Patents or Mucokinetica Technology that are inconsistent or in conflict with any provision of this Agreement;

(b) Employees and Consultants. Each of the Mucokinetica employees and consultants who contributed to the development of the Mucokinetica Technology performed such work under a written agreement with Mucokinetica that assigned to Mucokinetica all of such individual’s right, title and interest in and to such technology;

(c) Patent Disclosures. To the best of its knowledge, the Mucokinetica Patents were filed prior to any publication of the inventions described therein or other act that would bar the issuance of a patent thereon; complies as to form with the requirements of a patent application filed in the United States Patent and Trademark Office; and makes all necessary disclosures for a patent application;

(d) Invention Assignments. The Mucokinetica Patents properly identify the inventors of the inventions described therein, and such inventors have assigned to Mucokinetica all of their right, title and interest in and to such patent rights; and

(e) Patent Proceedings and Third Party Claims. To the best of its knowledge, no patent application within the Mucokinetica Patents is the subject of any pending interference, opposition, cancellation or other protest proceeding. Mucokinetica further represents and warrants that, it has not received and is not aware of any Third Party claims that the practice of the Mucokinetica Patents infringes any proprietary rights of such Third Party.

7.2 Mutual Representations and Warranties. Mucokinetica, Hall and Cole, on their own behalf, hereby represent and warrant to Covistat and Covistat hereby represents and warrants to Mucokinetica, Hall and Cole, as follows:

(a) Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

(b) Binding Agreement: No Conflict. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

7.3 Investment Representations. Mucokinetica hereby represents and warrants to Covistat as follows:

(a) Mucokinetica is acquiring the Shares for its own account, and not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). In this regard:

(i) Mucokinetica understands that (i) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely, and that Mucokinetica must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing the Shares will be endorsed with the following legends:

(1) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(2) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFERABILITY, OF THAT CERTAIN TECHNOLOGY TRANSFER AGREEMENT, DATED August 5 2020. A COPY OF SUCH TECHNOLOGY TRANSFER AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO COYISTAT, INC. AT ITS PRINCIPAL PLACE OF BUSINESS.

(3) Any legend required to be placed thereon by Covistat’s By-laws (as may be added to such By-laws with respect to all Common Stock of Covistat) or under applicable state securities laws;

and (iii) Covistat will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or of this Agreement.

(ii) Mucokinetica has been furnished with such materials and has been given access to such information relating to Covistat as it has requested, and Mucokinetica has been afforded the opportunity to ask questions regarding Covistat and the Shares, all as it has found necessary to make an informed investment decision.

(iii) Mucokinetica understands that Covistat is a start-up biotechnology company with no historic operations, presently lacking adequate financial resources to execute its plan of business and acknowledge s the risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

(iv) Mucokinetica was not formed for the specific purpose of acquiring the Shares.

(b) Stand Off: Restrictions on Transfer. If so requested by Covistat or any managing underwriter of Covistat’s initial public offering of securities, if any, Mucokinetica shall not sell or otherwise transfer any of the Shares or other securities of Covistat during a period of up to 180 days following the effective date of the registration statement covering such initial public offering. If so requested, Mucokinetica shall execute a form of standstill agreement directly with such managing underwriter, provided that the duration of such agreement shall not exceed such 180-day period and that each of the officers and directors of Covistat has executed an equivalent standstill agreement. Mucokinetica shall not sell, assign or otherwise transfer the Shares to any other person (other than a sale to the general public under Rule 144 or in an acquisition or reorganization of Covistat) without the prior consent of Covistat, which shall not be unreasonably withheld but may be conditioned on the execution by the transferee of an undertaking as set forth in this Section 7.3(b).

7.4 Covistat Representations and Warranties. Covistat hereby represents and warrants to Mucokinetica as follows:

(a) Capitalization. Immediately prior to the issuance of the Shares, Covistat has issued and outstanding a total of one hundred thousand (100,000) shares of common stock and, except for such shares and shares of common stock that may be issuable pursuant to convertible notes issued or issuable for cash, Covistat does not presently have any outstanding equity securities or outstanding obligations to issue, or rights to cause Covistat to issue, any of its equity securities.

(b) Shares. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable.

7.5 Disclaimer. EXCEPT AS SPECIFIED HEREIN, EACH PARTY HERETO EXPRESSLY DISCLAIMS ANY AND ALL WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON INFRINGEMENT. EXCEPT AS SPECIFIED HEREIN, MUCOKINETICA DOES NOT WARRANT OR REPRESENT THE PATENTABILITY, VALIDITY, SCOPE, OR USEFULNESS OF THE MUCOKINETICA PATENTS OR MUCOKINETICA TECHNOLOGY.

ARTICLE 8

INDEMNIFICATION AND LIABILITY

8.1 Indemnity. (a) Covistat agrees to indemnify, hold harmless and defend Mucokinetica against any and all Third Party claims, suits, losses, damages, costs, fees and expenses (collectively, “Claims”) resulting from the possession, manufacture, use, sale, offer for sale, import or administration of products under the Nafamostat Program by Covistat, its Affiliates or its licensees, including, but not limited to, any claims with respect to death or injury to any person and damage to any property of any end user of products or customer of such end user, provided, however, that Covistat shall not have any obligation of indemnification with respect to liability caused in whole or in part by the intentional wrongdoing or negligence of Mucokinetica; and (b) Mucokinetica agrees to indemnify, hold harmless and defend Covistat against any and all Claims arising from breaches of any covenants, representations or warranties of Mucokinetica hereunder.

8.2 Procedure. If any party hereunder desires to make a claim under Section 8.1, it shall give the party from whom indemnity is sought prompt notice of such claim and all related information known to the party seeking indemnification and shall permit the party from whom indemnity is sought to control the defense and settlement of such matter.

8.3 Limitation of Liability. IN NO EVENT SHALL ANY PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, LICENSEES OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

ARTICLE 9

CONFIDENTIALITY

9.1 Confidential Information. Mucokinetica, Hall and Cole shall not disclose any of the Mucokinetica Technology or the Mucokinetica Patents (the “Confidential Information”) to any Third Party without prior the written consent by Covistat or as permitted by Section 9.2.

9.2 Permitted Disclosures. Mucokinetica shall not be obligated to keep confidential any information which:

(a) is now, or hereafter becomes, through no breach of any confidentiality obligation on the part of Mucokinetica, generally known or available;

(b) is hereafter furnished to Mucokinetica by a Third Party, as a matter of right and without breach of any confidentiality obligation by such Third Party;

(c) is the subject of a written permission to disclose provided by

Covistat;

(d) is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued; or

(e) is otherwise required by law or regulation to be disclosed (including without limitation disclosures required by regulations promulgated by the U.S. Securities and Exchange Commission).

ARTICLE 10

MISCELLANEOUS PROVISIONS

10.1 Compliance with Law. Each party agrees to comply with all applicable federal, state and local law, regulations, and orders, including such law, regulations and orders relating to the research, development and commercial exploitation of products pursuant to the Nafamostat Program.

10.2 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

10.3 Dispute Resolution. The parties agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance, breach, or material breach of this Agreement shall be settled in California state or U.S. federal courts sitting in San Diego County, California.

10.4 Assignment. Except as otherwise provided herein, this Agreement may not be assigned in part or in whole by any party without the prior written consent of the other party. This Agreement will be binding upon the successors and permitted assigns of the parties and the name of a party appearing herein will be deemed to include the names of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment which is not in accordance with this Section 10.4 will be void.

10.5 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by email (receipt verified), or sent by express courier service, to the parties at the following addresses (or at such other address for a party as will be specified by like notice; provided, that notices of a change or address will be effective only upon receipt thereof):

If to Covistat, addressed to:

Covistat, Inc.

6019 Folsom Dr.

La Jolla, CA 92037

Attn: Dr. Lynn Kirkpatrick

Email: lkirkpatrick@ensysce.com

If to Mucokinetica, Hall or Cole addressed to:

Mucokinetica, Ltd.

c/o 10 Acacia Close,

Addlestone,

Surrey KT15 3SJ, UK

Attention:

Email: rod.hall@mucokinetica.com

10.6 Amendment. No amendment, modification or supplement of any provision of the Agreement will be valid or effective unless made in writing and signed by an authorized representative of each party.

10.7 Waiver. No provision of the Agreement will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

10.8 Severability. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement.

10.9 Entire Agreement. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the parties and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter thereof.

10.10 Publicity. Provided that it shall first submit the same for review and comment by Mucokinetica, but without the requirement to obtain the approval or consent of Mucokinetica, Covistat shall have the right to issue a press release regarding the business relationship set forth in this Agreement. Mucokinetica may issue a press release regarding the business relationship set forth in this Agreement subject to the prior approval of Covistat. Except as otherwise specified in this paragraph, a party shall not use the other party’s name or logo except with the prior consent of such other party.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

MUCOKINETICA, LTD.	COVISTAT, INC.

By:	/s/ Roderick Hall	By:	/s/ Lynn Kirkpatrick
Name:	Dr. Roderick Hall	Name:	Dr. Lynn Kirkpatrick
Title:	President	Title:	Chief Executive Officer

By:	/s/ Roderick Hall
Name:	Roderick Hall

By:	/s/ Peter Cole
Name:	Peter Cole

EXHIBIT A

MUCOKINETICA PATENTS

EXHIBIT B

MUCOKINETICA TECHNOLOGY

EXHIBIT C

FORM OF CONSULTING AGREEMENT